As filed with the Securities and Exchange Commission on January 7, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KAYDON CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

13-3186040
(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(734) 747-7025
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Peter C. DeChants
Vice President, Kaydon Corporation
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
734-747-7025
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)	(with a copy to) Paul R. Rentenbach Dykema Gossett PLLC 400 Renaissance Center Detroit, Michigan 48243 313-568-6915 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class	Proposed Maximum	Proposed Maximum	Amount of
of Securities to be	Amount to be	Aggregate Price	Aggregate Offering	Registration
Registered	Registered(1)	Per Unit(1)(2)	Price(1)(2)(3)	Fee
Common stock, $0.10 par value(4)
Preferred stock, $0.10 par value
Debt securities
Warrants

Total	$400,000,000	100%	$400,000,000	$47,080.00

Footnotes on following page.

(continued)

(1)	An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $400,000,000 or the equivalent thereof in one or more currencies. If any debt securities are issued at an original issue discount, the issue price, rather than the principal amount, of such securities shall be used to determine the amount of debt securities issued pursuant to this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Not specified with respect to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Separate consideration may not be received for registered securities that are issuable upon exercise, conversion or exchange of other securities.

(4)	Attached to each share of common stock is one right to purchase 1/1,000th of a share of Kaydon Corporation’s Series A preferred stock, issued under Kaydon Corporation’s shareholder rights agreement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer of sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2005

PROSPECTUS

$400,000,000

KAYDON CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants

     We may offer and sell the securities listed above with an aggregate offering price of up to $400 million in connection with this prospectus. We will provide the specific terms of these securities in one or more supplements accompanying this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. See also “Where You Can Find More Information.”

     Our common stock is traded on the New York Stock Exchange under the symbol “KDN.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.

     We may sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement relating to those securities. The net proceeds we expect to receive from the such sale also will be set forth in the prospectus supplement.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     See “Risk Factors” on page 4 for information you should consider before buying these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [____________], 2005

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offer contained in this prospectus and any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Kaydon Corporation or any underwriters. Neither the delivery of this prospectus and any accompanying prospectus supplement, nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Kaydon since the date hereof. This prospectus and any accompanying prospectus supplement do not constitute any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $400 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our Company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

KAYDON CORPORATION

     Kaydon Corporation (the “Company” or “Kaydon”) is a leading designer and manufacturer of custom-engineered, critical performance products for a broad customer base. Kaydon was incorporated under the laws of Delaware in 1983 as a wholly owned subsidiary of Bairnco Corporation, its former parent company. The Company became a separate public company in 1984 when it was spun-out of Bairnco Corporation as a dividend to Bairnco’s shareholders.

     At the time of its incorporation, Kaydon was principally involved in the design and manufacture of bearing systems and components as well as filters and filter housings. Since 1984, the Company has pursued a diversified growth strategy in the manufacturing sector. The Company’s principal products now include the previously mentioned bearing systems and components and filters and filter housings, and also custom rings, shaft seals, linear deceleration products, slip-rings, video and data multiplexers, fiber optic rotary joints, printed circuit boards, specialty retaining rings, specialty balls, fuel cleansing systems, industrial presses and metal alloy products. These products are used by customers in a wide variety of medical, instrumentation, material handling, machine tool positioning, aerospace, defense, security, construction, electronic, marine and other industrial applications. The Company performs as an extension of its customers’ engineering and manufacturing functions, with a commitment to identify and provide engineered solutions to design problems through technical innovation, cost-effective manufacturing and outstanding value-added service.

     As of March 10, 2004, Kaydon had approximately 1,860 employees. Our principal executive offices are located at 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108. Our telephone number is (734) 747-7025. Our web site is www.kaydon.com. The information contained on our web site is not incorporated by reference in this prospectus. All references to “we,” “us,” “our,” or “Kaydon” in this prospectus are to Kaydon Corporation.

WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Kaydon. Our common stock is listed on the New York Stock Exchange under the trading symbol “KDN.” These reports, proxy statements, and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information we file with the SEC subsequent to this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished pursuant to Item 9 of Form 8-K or disclosure regarding a completed quarterly or annual fiscal period furnished pursuant to Item 12 of Form 8-K which are not listed below, after the date of this prospectus and to the end of this offering under this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	Quarterly Reports on Form 10-Q for the quarters ended April 3, July 3 and October 2, 2004; and

•	Current Reports on Form 8-K filed on November 10 and December 14, 2004.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering, will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents.

     Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, Kaydon Corporation, 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108.

     You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if we also deliver a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of those documents. Information on our web site is not a part of this prospectus or any prospectus supplement.

RISK FACTORS

     An investment in our securities involves risk. You should carefully consider the risk factors included in the Forward Looking Statements section of our most recently filed Form 10-Q, which is incorporated by reference into this prospectus, and our other SEC filings.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Some statements incorporated by reference in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements are subject to certain factors that could cause actual results to differ materially from those projected in the forward-looking statements. These factors are discussed in and are incorporated by reference to our most recently filed Form 10-Q and other SEC filings, in each case under the section entitled “Forward Looking Statements.”

USE OF PROCEEDS

     Unless otherwise specified in a prospectus supplement, Kaydon intends to use the net proceeds of any securities sold for general corporate purposes, which may include repaying indebtedness, funding future acquisitions of other assets and companies, and making additions to our working capital, or for any other purpose we describe in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows Kaydon’s ratio of earnings to fixed charges for the nine months ended October 2, 2004, and for each of the five most recent fiscal years.

	Nine Months Ended	Year Ended December 31,
	October 2, 2004	2003	2002	2001(1)	2000(1)	1999(1)
Ratio of earnings to fixed charges	6.9x	8.5x	17.2x	8.9x	35.4x	145.3x

(1)	The Company has adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective with the year beginning January 1, 2002, which resulted in a pre-tax, non-cash goodwill impairment loss of $16.8 million for the year ended December 31, 2002. If the Company had adopted this accounting change beginning January 1, 1999, and had not amortized goodwill as under prior accounting policies, the ratio of earnings to fixed charges would have been 9.5x, 36.2x, and 147.0x for the years ended December 31, 2001, 2000, and 1999, respectively.

     In computing the ratio, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges represent total interest charges, one-third of operating rentals which is representative of the interest factor, and amortization of debt issuance expense.

DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 98,000,000 shares of common stock, $0.10 par value, and 2,000,000 shares of preferred stock, $0.10 par value. The transfer agent and registrar for our common stock is The Bank of New York, P.O. Box 11258, Church Street Station, New York, NY 10286-1002. At November 5, 2004, 28,202,081 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our certificate of incorporation and bylaws, which we have filed with the SEC.

Common Stock

     Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

     Holders of common stock have no preemptive rights. Subject to the applicable laws and the rights of the holders of preferred stock, holders of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

Preferred Stock

     We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:

•	the title and stated value of the preferred stock;

•	the price or prices at which the preferred stock may be purchased;

•	the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	if appropriate, a discussion of United States federal income tax considerations applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

     Holders of our preferred stock will have no preemptive rights. Certain series of preferred stock may rank senior to other series and all series will rank senior to common stock with respect to payment of dividends and distributions of assets upon liquidation. The terms, if any, on which the preferred stock may be convertible into or exchangeable for common stock or other securities of Kaydon will also be detailed in the preferred stock prospectus supplement. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at the option of Kaydon, and may include provisions pursuant to which the number of shares of common stock or other securities of Kaydon to be received by the holders of preferred stock would be subject to adjustment.

Warrants

     Kaydon may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between Kaydon and a warrant agent as detailed in the prospectus supplement relating to warrants being offered. The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Important Provisions of the Certificate of Incorporation and Bylaws of Kaydon, Delaware Law and Kaydon’s Rights Agreement

     The certificate of incorporation and bylaws of Kaydon, Delaware law and Kaydon’s rights agreement contain provisions, summarized below, that could have an effect of delaying, deterring or preventing a merger, tender offer, or other takeover attempt of Kaydon. This summary is subject to, and qualified in its entirety by, the provisions of the certificate of incorporation, the bylaws and the rights agreement, as well as the provisions of any applicable laws.

     Certificate of Incorporation and Bylaws. Our certificate of incorporation authorizes the board of directors to issue preferred stock from time to time in one or more series of such rank with such distinctive serial designations, rights and preferences as the board may choose. Our bylaws permit a majority of incumbent directors to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, removal from office or otherwise, unless filled by proper action of the stockholders. Our bylaws require stockholders to give advance notice of proposals to be presented at meetings of stockholders, including director nominations.

     These provisions, as well as provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) described below, may delay shareholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

     Anti-Takeover Effects of Delaware General Corporation Law. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

     Rights Agreement. On May 4, 2000, our board of directors declared a dividend of one right for each outstanding share of our common stock. The distribution was payable on July 8, 2000, to our stockholders of record at the close of business on June 12, 2000. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A preferred stock at an exercise price of $100, subject to adjustment. The description and terms of the rights are set forth in a rights agreement, dated as of May 4, 2000, between Kaydon and The Bank of New York, as our rights agent.

     The rights are attached to all common shares. The rights are evidenced by the common stock certificates instead of separate right certificates and may be transferred only with the common stock. Common stock certificates issued after June 12, 2000, bear a legend incorporating the rights agreement by reference and the surrender for transfer of any common stock certificate also constitutes the transfer of the rights associated with the common stock represented by such certificate.

     The rights will separate from the common stock and will become exercisable at the close of business on the earlier of (i) the tenth business day following the first public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock and (ii) the tenth business day (or a later date if determined by the board of directors) following the commencement of, or the announcement of an intention to commence, a tender or exchange offer by any person (other than Kaydon) if, upon consummation, such person would be the beneficial owner of 15% or more of the outstanding shares of the common stock. The date on which the rights become exercisable and separately tradeable is called the “Distribution Date.” However, even if a Distribution Date has occurred, the rights are not exercisable until Kaydon’s right to redeem the rights has expired. The holder of a right, as such, will have no rights as a stockholder of Kaydon, such as the right to vote or to receive dividends, until the right is exercised.

     As soon as practicable following the Distribution Date, right certificates will be mailed to right holders and, thereafter, such separate right certificates alone will evidence the rights. We generally issue one right with each new share of common stock issued before the Distribution Date.

     Subject to the board’s right to exchange shares of common stock for rights described below, if any person or group (other than those exempted in the rights agreement) becomes a beneficial owner of 15% or more of the outstanding shares of the common stock, then each holder of a right, other than rights that were or are beneficially owned by such beneficial owner, shall thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the right. If an insufficient number of shares of common stock is authorized, then Kaydon will be required to take action to authorize additional shares or to substitute cash, property or other securities for the common stock. All rights that were or are beneficially owned by a beneficial owner of 15% or more of the outstanding shares of the common stock (and rights owned by its affiliates, associates or transferees) will become null and void.

     Following the first public announcement that any person or group has become a beneficial owner of 15% or more of the outstanding shares of the common stock, if (i) Kaydon is acquired in a merger or other business combination transaction in which it is not the surviving corporation or in connection with which all or a part of the common stock is changed into or exchanged for stock or other securities of any other person or cash or any other property or (ii) 50% or more of Kaydon’s assets or earning power are sold, then each holder of a right, other than rights that were or are beneficially owned by the beneficial owner of 15% or more of the outstanding shares of the common stock (which will have become null and void), shall thereafter have the right to receive upon exercise that number of shares of common stock of the acquiring company (or, in some cases, its parent) which at the time of such transaction would have a market value of two times the exercise price of the right.

     The exercise price and the number of one one-thousandths of a share of preferred stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock; (ii) upon the grant to holders of the preferred stock of certain rights or warrants to subscribe for shares of the preferred stock or convertible securities at less than the current market value of the preferred stock; or (iii) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. An adjustment in cash will be made in lieu of the issuance of fractional shares based upon the current market value of one share of preferred stock on the date of exercise.

     At any time after any person or group becomes a beneficial owner of 15% or more of the outstanding shares of the common stock but prior to the time such beneficial owner has acquired 50% or more of the outstanding common stock, the board may require holders of rights to exchange all or part of their rights for shares of common stock at an initial ratio of one share of common stock per right, subject to adjustment. As soon as the board has determined to make such exchange, the rights may no longer be exercised.

     At any time prior to the close of business on the earlier of (i) the date of the first public announcement that a person or group has become a beneficial owner of 15% or more of the outstanding shares of the common stock, or (i) May 4, 2010, the board of directors may redeem the rights at a price of $.001 per right (subject to adjustment and payable in cash, securities or other consideration deemed appropriate by the Board). As soon as the board of directors takes action to redeem the rights, the right to exercise the rights terminates and the only right of the holders of rights is to receive the redemption price. The rights expire on May 4, 2010, unless we redeem them or call them for exchange before that date.

     The provisions of the rights agreement may be amended by the board of directors in order to cure any ambiguity, correct any defect or inconsistency and make any other changes deemed to be necessary or desirable, provided that after any person or group has become a beneficial owner of 15% or more of the outstanding shares of the common stock, the rights agreement may not be amended in any way which adversely affects the interests of the holders of the rights.

     The rights have certain anti-takeover effects. The rights agreement is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of the board of directors, could impair its ability to represent stockholder interests. The rights will cause substantial dilution to a person or group that attempts to acquire Kaydon in a manner that causes the rights to become exercisable. The provisions of the rights agreement may make an unsolicitied takeover of Kaydon more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders. We believe however, that the rights would neither affect any prospective offeror that is willing to negotiate with our board of directors nor interfere with any merger or other business combination approved by the board of directors.

DESCRIPTION OF DEBT SECURITIES

     The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

     Any senior debt securities will be issued under a senior indenture to be entered into between Kaydon and the trustee named in the senior indenture, also referred to as the “senior trustee.” Any subordinated debt securities will be issued under a subordinated indenture to be entered into between Kaydon and the trustee named in the subordinated indenture, also referred to as the “subordinated trustee.” As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture

Act. As used in this registration statement, the term “debt trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture will be identical.

General

     Each prospectus supplement will describe the following terms relating to a series of debt securities:

•	the title, aggregate principal amount and purchase price of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book-entry securities;

•	the maturity date(s) of the debt securities;

•	the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record dates for interest payment dates or the method for determining the record date(s);

•	the place(s) where payments with respect to the debt securities shall be payable;

•	Kaydon’s right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

•	the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at Kaydon’s option, and other related terms and provisions;

•	the date(s), if any, on which, and the price(s) at which Kaydon is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	any mandatory or optional sinking fund or similar provisions respecting the debt securities;

•	the currency or currency units in which debt securities are denominated and/or in which payment of the principal of, premium, if any, and interest on the debt securities shall be payable;

•	whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

•	the terms pursuant to which the debt securities are subject to defeasance and satisfaction and discharge;

•	any event of default or covenant of Kaydon specified in the applicable indenture with respect to the debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other terms of the debt securities.

     The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which is issued at a price lower than the amount payable upon its stated maturity; and provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable. Any special United States federal income tax considerations applicable to debt securities, including those sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

     Under the indentures, Kaydon will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by Kaydon.

Conversion or Exchange Rights

     The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of Kaydon or other entities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at the option of Kaydon, and may include provisions pursuant to which the number of shares of common stock or other securities of Kaydon to be received by the holders of such series of debt securities would be subject to adjustment.

Consolidation; Merger or Sale of Assets

     Unless noted otherwise in a prospectus supplement, the indentures will not contain any covenant which restricts the ability of Kaydon to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of the obligations of Kaydon under the indentures or the debt securities, as appropriate.

Events of Default under the Indenture

     The following are events of default under the indentures with respect to any series of debt securities issued:

•	failure to pay interest on the debt securities when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay the principal or premium of the debt securities, if any, when due;

•	failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

•	failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and such failure continues for 60 days after Kaydon receives notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	if the debt securities are convertible into shares of common stock or other securities of Kaydon, failure by Kaydon to deliver common stock or the other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of common stock or other securities of Kaydon; and

•	particular events of bankruptcy, insolvency, or reorganization of Kaydon.

     The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

     If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to Kaydon and to the debt trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver shall cure such default or event of default.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the debt trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•	subject to its duties under the Trust Indenture Act, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt trustee to institute such proceedings as trustee; and

•	the debt trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer.

     These limitations do not apply to a suit instituted by a holder of debt securities if Kaydon defaults in the payment of the principal, premium, if any, or interest on, the debt securities.

     Kaydon will periodically file statements with the debt trustee regarding its compliance with all of the conditions and covenants in the indentures.

Modification of Indenture

     Kaydon and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to cure any ambiguity, omission, defect, or inconsistency in such indenture;

•	to provide for the assumption by a successor person of the obligations of Kaydon under such indenture;

•	to add guarantees, including subsidiary guarantees, with respect to debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of an indenture or to secure debt securities;

•	to add to the covenants of Kaydon for the benefit of holders of debt securities or to surrender any right or power conferred upon Kaydon;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; or

•	to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by Kaydon and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	change the fixed maturity of such series of debt securities;

•	reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	a change in the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	change any obligations of Kaydon to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modify any of the above provisions.

Form, Exchange and Transfer

     The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by Kaydon and identified in a prospectus supplement with respect to such series.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Kaydon or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by Kaydon for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Kaydon may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by Kaydon for any debt securities will be named in the applicable prospectus supplement. Kaydon may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Kaydon will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     If the debt securities of any series are to be redeemed, Kaydon will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Debt Trustee

     The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

     Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by Kaydon, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debt trustee in the city of New York will be designated as Kaydon’s sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by Kaydon for the debt securities of a particular series will be named in the applicable prospectus supplement. Kaydon will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by Kaydon to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to Kaydon, and the holder of the security thereafter may look only to Kaydon for payment thereof.

Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Debt Securities

     Unless noted otherwise in a prospectus supplement, any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of Kaydon’s other indebtedness to the extent described in a prospectus supplement. Additionally, unless noted otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which Kaydon may issue, nor will it limit Kaydon from issuing any other secured or unsecured debt.

PLAN OF DISTRIBUTION

     Kaydon may sell common stock, preferred stock, warrants for common or preferred stock, or any series of debt securities being offered hereby in one or more of the following ways at various times:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

     The prospectus supplements will detail the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to Kaydon from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such securities may be listed.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     Unless otherwise detailed in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to specific conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with Kaydon to indemnification by Kaydon against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for Kaydon and its affiliates in the ordinary course of business.

     Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by Kaydon for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

     Kaydon also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

     Kaydon or one of its affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in the Company’s securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

LEGAL OPINIONS

     Legal matters relating to the securities offered hereby will be passed upon for Kaydon by Dykema Gossett PLLC, Detroit, Michigan.

EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     Our consolidated statements of income, shareholders’ equity and cash flows for the year ended December 31, 2001, included in our Annual Report on Form 10-K for the year ended December 31, 2003, incorporated by reference in this prospectus and elsewhere in the registration statement, were audited by Arthur Andersen, LLP, as stated in their report dated February 1, 2002, which is also incorporated by reference herein. Such consolidated financial statements have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. Representatives of Arthur Andersen LLP are not currently available to provide consents required for inclusion of their report on the financial statements of the Company in this prospectus or any other document. The SEC has dispensed with the requirement to file their consent in registration statements by the promulgation of Rule 437a under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation of its reports in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP that are included herein or any omissions to state a material fact required to be stated therein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses to be borne by Kaydon in connection with the offerings described in this registration statement. All such expenses other than the SEC registration fee are estimates.

SEC registration fee		$47,080.00
Transfer Agents, Trustee’s and Depositary’s fees and expenses		*
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees		*
Miscellaneous		*

Total	$	*

*To be filed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL generally empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

     The DGCL also empowers Delaware corporations to provide similar indemnity to such a person for expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its stockholders, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any derivative or third-party action, suit or proceeding or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

     The DGCL permits a Delaware corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The DGCL further permits a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     The Company’s certificate of incorporation and bylaws limit liability of the Company’s directors and officers to the maximum extent permitted by law and in the manner permissible under the laws of the State of Delaware.

     The Company’s certificate of incorporation and bylaws also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability. The Company has obtained such insurance.

ITEM 16. EXHIBITS

     The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit
Number	Description of Exhibits
1.1	**Form of equity underwriting agreement
1.2	**Form of debt underwriting agreement
3.1	Second Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 10, 2004 and incorporated herein by reference)
3.2	By-Laws of the Company, as amended through December 9, 2003 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 10, 2004 and incorporated herein by reference)
4.1
Rights Agreement dated as of May 4, 2000 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 24, 2000 and incorporated herein by reference)

4.2	**Form of indenture relating to senior debt securities
4.3	**Form of indenture relating to subordinated debt securities
4.4	**Form of certificate of designation with respect to preferred stock issued hereunder.
4.5	**Form of warrant agreement
5.1	**Opinion of Dykema Gossett PLLC
12.1	*Statement re: Computation of ratio of earnings to fixed charges
12.2	*Statement re: Computation of ratio of combined fixed charges and preference dividends to earnings
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Dykema Gossett PLLC (filed herewith)

Exhibit
Number	Description of Exhibits
23.3	Notice of Inability to Obtain Consent (filed herewith)
24.1	Power of Attorney (included on signature page of registration statement)
25.1	**Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under any senior indenture
25.2	**Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under any subordinated indenture

*	To be filed by amendment.

**	To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Registrant in connection with a specific offering.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the “Act”), each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, in the State of Michigan on January 7, 2005.

KAYDON CORPORATION

By:	/s/ Brian P. Campbell
Chairman and President

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Brian P. Campbell, Peter C. DeChants and Kenneth W. Crawford, or any one of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the registration statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on January 7, 2005.

Signatures	Title

/s/ Brian P. Campbell Brian P. Campbell	Chairman, President and Director (Principal Executive Officer and Principal Financial Officer)

/s/ Kenneth W. Crawford Kenneth W. Crawford	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ David A. Brandon David A. Brandon	Director

Gerald J. Breen	Director

/s/ Thomas C. Sullivan Thomas C. Sullivan	Director

/s/ B. Joseph White B. Joseph White	Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
23.1	Consent of Ernst & Young LLP
23.2	Consent of Dykema Gossett PLLC
23.3	Notice of Inability to Obtain Consent
24.1	Power of Attorney (included on signature page of registration statement)